YEP

YEP, Inc., is a Global Entrepreneurial Organization focusing on the emergence and development of entrepreneurial endeavors through professional development, product development, international partnerships, P2P & B2B initiatives.


THE FUTURE OF
ENTREPRENEURSHIP
Starts Here.
YEP
Young Entrepreneur Project

Invest

$99.45 minimum investment

Deadline February 18, 2022
in 2 months

Share Price
$0.65

Total Raised
$166,983

Valuation
$9,033,683

4(a)(6) offering provided by Netcapital Funding Portal Inc.

WHAT IS YEP?

YEP, Inc., is a Global Entrepreneurial Organization focusing on the emergence and development of entrepreneurial endeavors through professional development, product development, international partnerships, P2P & B2B initiatives. We have thousands of channels worldwide, providing marketing, sales and distribution to a series of exclusive products and brands inside key global industries.

Decentralize Entrepreneurship


DECENTRALIZE
ENTREPRENEURSHIP.
YEP
Young Entrepreneur Project

QUICK OVERVIEW

YEP is a members-only entrepreneurial organization where members not only acquire access to premium education and training in all key areas of entrepreneurship but are also able to utilize YEP's ready to use business models in various verticals and industries to start and grow their own businesses. YEPs verticals include but are not limited to:

- **DRIVEN** - Finance & Trading Education
- **FLUX & UTOPIX** - Health & Wellness and Nano CBD
- **BrandValet** - Brand Development & Marketing
- **YEP Tribe** - Online Education and Personal & Professional Development
- **TripValet & TVI** - Discounted Travel & Incentive Marketing
- **GCN & HMS** - Automated Data Solutions & Staffing

Entrepreneurial Multiverse


YEP
ENTREPRENEURIAL MULTIVERSE
UTOPIX
NANO CBD
BRANDVALET
DRIVEN
YEP TO FREEDOM
YEP
FLUX
TripValet Incentives
MIB
MAX INCOME BUILDER
HAVE MORE SALES
Global
Work Initiative

PROBLEM

There has been a sharp shift in the economic structure, employer/employee relationships and overall social and technological systems globally.

People today seek financial freedom and time freedom more than any other time in recent history. Hundreds of millions of people worldwide have been searching for ways to succeed as entrepreneurs, flooding the internet with questions only to find compartmentalized and ineffective answers.

In many cases, they are unable to fully pursue the professional and financial opportunities made available by the recent changes in the way people behave and interact as well as to make use of the online tools available to everyone.

SOLUTION

It's time to decentralize entrepreneurship. YEP, Inc. has spent the past 2 years developing a system where people from around the world and at all levels of expertise can gain access to all-inclusive solutions within a vast array of options so members can choose and implement individual strategies to develop their own unique entrepreneurial endeavors.

YEP provides:

- Online Training
- Mentorship and Leadership
- No Inventory Business Opportunities
- Marketing Tools
- Complete Online Business Structure
- Global Community Support
- Financial Education
- Exclusive distribution deals for products in key industries.

Members receive immediate online access to all YEP tools and systems and are able to choose, plan, pivot, and start their business on the same day they join.

DRIVEN


WE ARE DRIVEN

DRIVEN

With a team of highly successful 8-figure traders, under the leadership of DRIVEN president Cory Kromray, DRIVEN was developed to take the trading industry by storm. DRIVEN covers all areas of trading including Crypto, FOREX, Futures and Options, state of the art Signals APP, live trading rooms, and a comprehensive Trading Academy taught by Mr. Kromray himself. Please note DRIVEN is an educational service only.

Members not only get to learn and start or grow their financial portfolio, but they can also use YEP's proprietary marketing system to help generate another stream of income upon joining simply by sharing their unique links which are automatically generated for them upon signing up to any of YEP's verticals.

Utopix Nano CBD


UTOPIX
NANO CBD
DISCOVER THE POWER OF NANO.

UTOPIX™ CBD

A proprietary consumer and pet product line exclusively with Micelle Nano technology for **advanced absorption**, the Utopix™ CBD portfolio of natural and organic CBD Isolate and broad spectrum CBD is carefully formulated to deliver top-quality, consistent doses of pure, **THC free** CBD products, including:

- Pain relief roll-on's and cream jars
- CBD Mints
- Oil tinctures & Edible infusers
- Gourmet gummies

Inspired by leading CBD innovation centers, the Utopix™ CBD products are produced with organically grown, pesticide-free hemp. The results are pure, safe, and great-tasting products.

Endorsed by MMA Legend, former 6X PRIDEFC Champion and UFC Fighter Wanderlei Silva, we believe UTOPIX™ launched with immediate brand recognition in the United States, South America, Asia, and Eurasia.

Comprehensive Entrepreneurial Education


COMPREHENSIVE
ENTREPRENEURIAL
EDUCATION
YEP
Young Entrepreneur Project

YEP Tribe + YEP Clips + TVI Marketing Academy

From daily live training to a vast curated library of on demand content, and a highly sought after Marketing Academy, YEP Members gain access to Online Education on Personal Development, Business Strategies, Sales, and Marketing.

YEP Tribe offers daily live training, live online challenge events and in person networking and mastermind events around the world.

YEP Clips offers not only a huge database of training videos, but also the opportunity for entrepreneurs and coaches to share their own content and reach a global audience.

TVI Marketing Academy features bi-weekly live training as well as a library covering different styles and strategies in marketing applicable to any industry or business.

—

THE BUSINESS MODEL

YEP's unique and powerful hybrid business model works with the efficiency and speed of a P2P Direct Sales Affiliate model, as well as with the power of a B2B line that provides exclusive solutions to businesses and brands.

The YEP Difference

Whether we look at our P2P or B2B initiatives, we believe YEP stands above in these verticals by the development and utilization of the YEP System. A proprietary digital system that allows YEP's salesforce to tap into data resources, innovative lead generation tools, world class leadership, training, and a global community that catalyzes individual efforts.

Through this system, YEP has built not only an exponentially growing network of professionals that acts as a knowledgeable salesforce, but also has the opportunity to improve each individual's reach and conversion rates, maximizing customer retention, and new customer acquisition.

Members get immediate access to state of the art brands and marketing materials, automated and replicated websites, social media marketing tools, incentive marketing solutions, and an array of verticals both digital and non-digital to choose from.

The Affiliate Base

YEP's global affiliate base is active in several countries in several continents. People joining YEP or any of the affiliate-based verticals are people looking to start their own business, people working in direct sales and affiliate marketing, people looking to supplement their income through online business opportunities and team builders looking to develop a team under the YEP System.

The Customer Base

YEP's global customer base can be divided into categories based on the different verticals offered by YEP.

DRIVEN attracts a globally growing audience looking to learn and maximize their gains through trading in Crypto, FOREX, Options or Futures. People looking to become financially independent, people looking for new streams of income and financial education.

FLUX & UTOPIX attract people looking to improve their health and performance naturally and holistically, people looking for natural alternatives for pain relief, mood support, sleep aid, and weight loss support.

BrandValet and TripValet Incentives attract small business owners, entrepreneurs and independent professionals looking for brand development and marketing solutions.

YEP Tribe attracts people looking for business education and development, personal development, community support, visibility, and marketing, and to become part of an active entrepreneurial network.

GCN And Have More Sales attract medium to large sized businesses looking for scalability, staffing solutions, and salesforce development.

MARKETS

YEP taps onto the power of a multi-market strategic approach by developing multiple key verticals that operate under the same system, and empowers both the P2P affiliate field and the B2B salesforce with wider reach, higher conversion rates and a huge set of marketing and sales tools developed in-house by YEP executives and their teams.

Please take a look at some of the industries YEP is currently a part of and refer to each vertical to understand the strategies used to capture each market segment:

Trading - The global online trading platform market is projected to grow from $8.59 billion in 2021 to $12.16 billion in 2028 at a CAGR of 5.1% during forecast period, according to Fortune Business Insights.

Please note that we don't invest for you, rather providing trading & financial education through DRIVEN.

Online Education - The global Online Education market size is projected to reach $245.9 billion by 2026, from USD 153.18 billion in 2020, at a CAGR of 8.2% during 2021-2026, according to Valuates Reports.

CBD - Grand View Research reported that the global cannabidiol market size was valued at USD 2.8 billion in 2020 and is expected to expand at a compound annual growth rate (CAGR) of 21.2% from 2021 to 2028.

Due to its healing properties, the demand for cannabidiol (CBD) for health and wellness purposes is high, which is a major factor driving the market growth. In addition, the rising acceptance and use of products due to government approvals is a major factor expected to boost production for CBD-infused products.

Natural Wellness - The global complementary and alternative medicine market size was valued at USD 82.27 billion in 2020 and is expected to expand at a compound annual growth rate (CAGR) of 22.03% from 2021 to 2028, according to Grand View Research.

The market is projected to gain momentum in the coming years owing to the changing regulatory scenario, coupled with robust government initiatives, resulting in the establishment of strong transnational connections across healing pathways linking global, national, and local movements regarding alternative medicine.

markets


PRODUCT INNOVATION
CBD Consumer & PET Portfolio
Delivery System Technology
PPE Technologies
Sales of hemp-derived CBD products are expected to $2.9 billion by 2025
Cutting edge formulations and market-proven products including IPatents, I.P., FDA registration
FLUX
AXIOM
UTOPIX
DIGITAL MARKETING
Branding Solutions
Incentive + Marketing Memberships
Digital Marketing is projected to reach a revised size of US$640.2 Billion by 2027
BrandValet has a portfolio that includes 7 and 10 figure business brands.
BRANDVALET
TripValet Incentives
DATA TECHNOLOGY
Sales Lead Mining
Social Media Plugins
Connection Builder
The global big data technology market is projected to reach USD 116 billion by 2027
Millions of verified user big data powered by AI technology.
MIB
MAX INCOME BUILDER
Global Work Initiative
HAVE MORE SALES
ONLINE EDUCATION
Personal Development
Business Development
In-House Platform
The worldwide e-learning market is projected to be worth $325 Billion in 2025
YEP INC has generated over 500K in revenue from live online training events.
YEP
DRIVEN

GROWTH PLAN

Upcoming Verticals

As YEP continues to grow and develop, the company plans to stay true to its mission of promoting entrepreneurship and empowering entrepreneurs to do more and achieve more. By providing training, opening markets, developing systems, and building an international, highly engaged entrepreneurial community.

YEP plans to continue investing in developing tools and solutions focusing on helping existing and future members of the community and continue to explore and develop distribution opportunities for current and future affiliates.

YEP Creatives is poised to make an impact in the Marketing industry by developing a career path for Influencers, Speakers, Content Creators, Marketing Creatives and Brand Developers, with an exclusive approach to training, launching creative careers and tying it together with its current global distribution channels, including an international brand development network of sought after influencers that reach millions of people globally.

YEP Media aims to become a force in the Marketing industry as well as a developer in the creative career space impacting thousands of lives by catapulting creative careers. Building an international, highly valued in-house creative powerhouse striving to develop and deliver global marketing campaigns for brands and businesses of all sizes, budgets and goals.

YEP Estimated Global Reach 2022


GLOBAL REACH 2022
YEP
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YEP
Young Entrepreneur Project

YEP currently has active leaders in several countries including the United States, Canada, Australia and The United Kingdom.

YEP works with some of the top industry leaders in each country building a two sided expansion strategy where YEP's business model provides strategic flexibility based on each country's specific demographic needs and optimizing expansion results.

THE OFFERING

As a part of the mission to promote entrepreneurship and empower entrepreneurs, and per popular demand, YEP launched this Netcapital campaign to give outside investors and entrepreneurs as well as our current members the opportunity to become a shareholder in the company.

We plan to use funds raised through this campaign for international expansion efforts, continuous system development, technology and marketing for all YEP current and future verticals, to ensure the consistent growth for the company and its global affiliates and salesforce.

With the success of YEP's latest vertical DRIVEN and current expansion efforts, we believe that now is an incredible time to become a shareholder in YEP which makes contributors shareholders of all YEP brands, providing a unique opportunity to take part in so many key industries.

TEAM



Jimmy Ezzell
CEO & President

Over 15 years, Ezzell grew several organizations into tens of thousands of members worldwide. Built several sales organizations, totaling over $100 million+ of revenue. Won numerous industry awards and reached top executive levels in several companies.



Rick Anson
VP of Product Innovation & Wellness

Anson has 20+ years of consumer product development experience. Rick specializes in hemp CBD, nutraceutical, and pharmaceutical products. He developed and commercialized a proprietary line of PPE products for B2B and B2C providing non-alcohol based, FDA and EPA registered, clinically proven personal protection and business use products.



C.J. Floyd
CFO & Vice President of Finance & Accounting

Floyd has previously been CEO and CFO for several public and private companies, with in-depth knowledge of public company reporting and fundraising. Successful turnaround experience for equity funds. He's a former auditor and consultant for Ernst & Young, Berlin, Germany. MBA, Wharton.



Lorrell Winfield
COO & VP of Operations

Winfield has 20+ years experience as Director of Operations for Aquila Energy and Verizon. Spearheaded critical transitional phases during acquisitions.



Livia Fisher-Kane

VP of Marketing & Branding

Livia has 22 years of experience in filmmaking, TV production, and brand/business development. Partnered in 2009 with UFC's international expansion team, UFC subsequently sold to WME for $4 billion in 2016. Social media and content marketing strategist for celebrities, building combined audiences of millions of followers.

USE OF PROCEEDS

If the offering's maximum amount of $1,069,999 is raised:

Use	Value	% of Proceeds
IT Development	$107,500	10.0%
Marketing & Advertising	$220,500	20.6%
CBD Related Investments	$389,569	36.4%
Inventory	$300,000	28.0%
Intermediary fees	$52,430	4.9%

TERMS

This is an offering of Common Stock, under registration exemption 4(a)(6), in YEP, Inc.. This offering must raise at least $10,000 by February 18, 2022 at 10:59pm ET. If this offering doesn't reach its *target*, then your money will be refunded. YEP may issue additional securities to raise up to $1,069,999, the offering's *maximum*.


$166,983 raised!
$10,000 minimum

If the offering is successful at raising the maximum amount, then the company's implied valuation after the offering (sometimes called its *post-money valuation*) will be:

15,544,127 shares
× $0.65 per share

$10,103,683 implied valuation

PITCH DECK


YEP
Young Entrepreneur Project
Investor Presentation

YEP

FINANCIALS

These financial statements have been reviewed by an independent Certified Public Accountant.

CPA review letter

SEC FILINGS

The Offering Statement is a formal description of the company and this transaction. It's filed with the SEC to comply with the requirements of exemption 4(a)(6) of the Securities Act of 1933.

Latest Offering Statement

We're also required to share links to each of the SEC filings related to this offering with investors.

- Form C on July 29, 2021
- Form C/A on September 28, 2021
- Form C/A on November 16, 2021
- Form C/A on November 30, 2021

UNDERSTAND THE RISKS

Be sure to understand the risks of this type of investment. No regulatory body (not the SEC, not any state regulator) has passed upon the merits of or given its approval to the securities, the terms of the offering, or the accuracy or completeness of any offering materials or information posted herein. That's typical for Regulation CF offerings like this one.

Neither Netcapital nor any of its directors, officers, employees, representatives, affiliates, or agents shall have any liability whatsoever arising from any error or incompleteness of fact or opinion in, or lack of care in the preparation or publication of, the materials and communication herein or the terms or valuation of any securities offering.

The information contained herein includes forward-looking statements. These statements relate to future events or to future financial performance, and involve known and unknown risks, uncertainties, and other factors, that may cause actual results to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties, and other factors, which are, in some cases, beyond the company's control and which could, and likely will, materially affect actual results, levels of activity, performance, or achievements. Any forward-looking statement reflects the current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to operations, results of operations, growth strategy, and liquidity. No obligation exists to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

MORE INFO

- Website
- LinkedIn
- Twitter
- Facebook

UPDATES

Nov 30, 2021	Filed Form C/A
Nov 16, 2021	Filed Form C/A
Sep 28, 2021	Filed Form C/A
Jul 29, 2021	Primary offering of 1,646,153 shares at $0.65
Jul 29, 2021	Filed Form C

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